Exhibit 99

Contact: Charity Frantz
January 28, 2026	570-724-0225
charityf@cnbankpa.com

C&N ANNOUNCES FOURTH QUARTER and YEAR END 2025 UNAUDITED FINANCIAL RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its unaudited, consolidated financial results for the three-month and twelve-month periods ended December 31, 2025. C&N’s principal activity is community banking, and its largest subsidiary is Citizens & Northern Bank (“C&N Bank”).

Highlights:

●	On October 1, 2025, C&N completed its previously announced merger with Susquehanna Community Financial, Inc., (“Susquehanna”). Susquehanna contributed, after fair value purchase accounting adjustments, approximately $596.2 million in total assets, $393.6 million in total loans, and $501.5 million in deposits at October 1, 2025. Earnings for the fourth quarter and year ended December 31, 2025 were significantly impacted by the Susquehanna acquisition, including the effects of merger-related expenses, net of tax, totaling $5,500,000 in the fourth quarter and $6,350,000 in the year ended December 31, 2025. Further, the addition of Susquehanna contributed to the growth in net interest income, noninterest income and noninterest expenses.
●	Net income was $4,466,000, or $0.25 diluted earnings per share for the fourth quarter 2025 as compared to $6,551,000, or $0.42 per diluted share in the third quarter 2025 and $8,174,000, or $0.53 per diluted share in the fourth quarter 2024. Net income for the year ended December 31, 2025 was $23,427,000, or $1.46 diluted earnings per share, as compared to $25,958,000, or $1.69 diluted earnings per share for the year ended December 31, 2024.
●	Excluding merger-related expenses, net of taxes, adjusted earnings (non-GAAP) totaled $9,966,000 or $0.56 per diluted share for the fourth quarter of 2025 as compared to $7,248,000 or $0.47 per diluted share for the third quarter 2025. For the year ended December 31, 2025, excluding merger-related expenses, net of taxes, adjusted earnings (non-GAAP) totaled $29,777,000 or $1.85 per diluted share. Management believes disclosure of unaudited earnings results, adjusted to exclude the impact of merger-related expenses, provides useful information to investors for comparative purposes. See table titled “Adjusted Ratios for Merger-Related Expenses- Non-GAAP Reconciliation” for additional information.
●	Net interest income for the fourth quarter 2025 increased $6,210,000 over the total for the third quarter 2025 and $8,000,000 over the total for fourth quarter 2024. The net interest margin was 3.84% in the fourth quarter 2025, up from 3.62% in the third quarter 2025 and 3.30% in the fourth quarter 2024. For the year ended December 31, 2025, net interest income was $12,738,000 higher than in 2024. The net interest margin was 3.61% for the year ended December 31, 2025, up from 3.30% in 2024. Net interest income included the impact of accretion of purchase accounting valuation adjustments related to the Susquehanna acquisition of $789,000 in the fourth quarter and year ended December 31, 2025, including $486,000 of accretion on loans and $303,000 of accretion on time deposits.
●	The provision for credit losses was $1,320,000 in the fourth quarter 2025 as compared to $2,354,000 in the third quarter 2025 and a credit for credit losses (reduction in expense) of $531,000 in the fourth quarter 2024. For the year ended December 31, 2025, the provision for credit losses was $6,073,000 as compared to $2,195,000 for the year ended December 31, 2024. The allowance for credit losses on loans (“ACL”) was 1.32% of gross loans receivable at December 31, 2025, up from 1.21% at September 30, 2025 and 1.06% at December 31, 2024. The increase in the ACL includes an additional allowance of $7,074,000 recorded effective October 1, 2025 for loans recorded as part of the Susquehanna acquisition.
●	Total loans receivable were $409,258,000 higher at December 31, 2025 compared to September 30, 2025. Total loans receivable acquired in the Susquehanna acquisition amounted to $393,587,000 at October 1, 2025. Average loans receivable increased $419,273,000 during the fourth quarter from the third quarter 2025 and increased $137,995,000 or 7.3% for the year ended December 31, 2025 as compared to 2024.
●	Nonperforming assets totaled $33,113,000, or 1.06% of total assets, at December 31, 2025, up from $27,189,000, or 1.02% of total assets, at September 30, 2025 and $24,142,000, or 0.92% of total assets at December 31, 2024. Included in nonperforming assets were $6,762,000 of purchase credit deteriorated (“PCD”) loans acquired as part of the merger.

●	Deposits totaled $2,564,716,000 at December 31, 2025, up $398,918,000 from September 30, 2025. Deposits of $501,488,00 were assumed in the merger. Average total deposits increased $502,674,000 during the fourth quarter 2025 from the third quarter 2025 and were $170,214,000 or 8.3% higher for the year ended December 31, 2025, as compared to the year ended December 31, 2024. Average brokered deposits decreased $50,415,000 to $11,123,000 for the year ended December 31, 2025 from $61,538,000 for the year ended December 31, 2024.

Completion of Merger with Susquehanna Community Financial, Inc.

On October 1, 2025, C&N completed its previously announced merger with Susquehanna. Susquehanna was the parent company of Susquehanna Community Bank, a community bank offering a full range of banking services to the central Pennsylvania market through its seven banking offices located in Lycoming, Northumberland, Snyder and Union counties in Pennsylvania. Pursuant to the Agreement and Plan of Merger dated April 23, 2025 between C&N and Susquehanna, Susquehanna merged with and into C&N, with C&N as the surviving corporation in the Merger. Immediately following the completion of the Merger, Susquehanna Community Bank, the wholly owned subsidiary of Susquehanna, merged with and into C&N Bank, with C&N Bank surviving. Upon completion of the merger, shareholders of Susquehanna became entitled to exchange each share of Susquehanna common stock owned for 0.80 shares of C&N common stock. Cash was issued in lieu of fractional shares resulting from the conversion of Susquehanna’s stock. In total, C&N issued approximately 2.3 million shares of common stock to the former Susquehanna stockholders, resulting in total merger consideration valued at $44.6 million and an increase in C&N’s stockholders’ equity of $44.4 million, net of equity issuance costs.

In connection with the acquisition, tangible common book value per share (a non-GAAP ratio) was diluted by $0.56, or 3.6%, as C&N recorded goodwill of $10.8 million and a core deposit intangible asset of $10.7 million. Assets acquired included loans valued at $393.6 million, cash and due from banks of $6.1 million, bank-owned life insurance valued at $8.0 million and securities valued at $147.6 million. Liabilities assumed included deposits valued at $501.5 million and short-term borrowings valued at $45.8 million. The accretable discount on acquired loans at origination was $7.2 million, or approximately 1.8% of Susquehanna’s amortized cost basis. The estimated average life of the acquired loans at origination was 4.6 years.

The assets purchased and liabilities assumed in the acquisition were recorded at their preliminary estimated fair values at the time of closing and may be adjusted for up to one year subsequent to the acquisition.

In November 2025, the Financial Accounting Standards Board issued Accounting Standards Update 2025-08, Financial Instruments – Credit Losses (ASU 2025-08). C&N adopted ASU 2025-08 in accounting for the Susquehanna acquisition. Consistent with ASU 2025-08, C&N recorded loans receivable at fair value plus an allowance for credit losses of $7.1 million, including allowances totaling $2.6 million on loans with more than insignificant deterioration in credit quality subsequent to origination (“PCD”) loans and an allowance of $4.5 million on non-PCD loans. At origination, the recorded value of loans receivable included PCD loans totaling $23.7 million.

C&N incurred pre-tax merger-related expenses related to the Susquehanna transaction of $7,940,000 for the year ended December 31, 2025, including expenses totaling $6,891,000 in the fourth quarter of 2025. Merger-related expenses include expenses related to conversion of Susquehanna’s core customer system data into C&N’s core system, severance and legal and other professional expenses.

Fourth Quarter 2025 as Compared to Third Quarter 2025

Net income was $4,466,000, or $0.25 per diluted share, for the fourth quarter 2025 as compared to $6,551,000, or $0.42 per diluted share, for the third quarter 2025. As described above, excluding the effects of merger-related expenses, adjusted earnings (non-GAAP) per share were $0.56 for the fourth quarter and $0.47 per diluted share for the third quarter 2025. Other significant variances were as follows:

◾	Net interest income of $28,473,000 in the fourth quarter 2025 increased $6,210,000 from the third quarter 2025 result. The addition of Susquehanna contributed significantly to increases of $6,919,000 in interest income from loans receivable and $1,014,000 in interest income on available-for-sale securities as average loans receivable increased $419,273,000, and average available-for-sale debt securities increased $86,117,000. The Susquehanna merger resulted in an initial increase in total available-for-sale debt securities of $147,617,000. The majority of Susquehanna’s debt securities were subsequently sold, and a significant portion of the proceeds were used to purchase available-for-sale debt securities resulting in an increase in the average yield on the portfolio to 3.03%

from 2.71%. Interest expense on interest-bearing deposits increased $1,687,000 from the third quarter as average total deposits increased $502,674,000 reflecting the impact of the merger while average total borrowed funds decreased $10,852,000 in the fourth quarter 2025 from the total for the prior quarter. The net interest margin was 3.84% in the fourth quarter 2025, up 0.22% from 3.62% in the third quarter 2025. Accretion of purchase accounting valuation adjustments related to the Susquehanna merger had a net positive impact on net interest income of $789,000 in the fourth quarter 2025, including accretion of $486,000 on loans and $303,000 on time deposits. The net interest spread increased 0.37%, as the average yield on earning assets increased 0.12% and the average rate on interest-bearing liabilities decreased 0.25%.

◾	The provision for credit losses was $1,320,000 in the fourth quarter 2025, a decrease of $843,000 compared to $2,163,000 in the third quarter 2025. The provision for the fourth quarter 2025 included a provision related to loans receivable of $1,384,000 and a credit related to off-balance sheet exposures of $64,000. The provision in the fourth quarter of 2025 resulted mainly from an increase in estimated future net charge-offs related to C&N’s loss experience, partially offset by a decrease resulting from changes in an economic forecast. In the fourth quarter 2025, net charge-offs totaled $884,000 or 0.15% (annualized) of average loans receivable compared to net charge-offs of $94,000 or 0.02% (annualized) of average loans receivable in the third quarter 2025. During the fourth quarter 2025, there was a partial charge-off of $763,000 on a non-owner occupied commercial real estate loan with no individual allowance at September 30, 2025. After the impact of the partial charge-off, the amortized cost basis of the loan was $1,441,000 at December 31, 2025. The ACL on loans was 1.32% of gross loans receivable at December 31, 2025, up from 1.21% at September 30, 2025. As discussed above, the increase in the ACL included the addition of $7,074,000 for loans recorded as a result of the merger.
◾	Noninterest income, excluding realized gains on available-for-sale securities, of $8,360,000 in the fourth quarter 2025 increased $1,056,000 from the third quarter 2025 result including $665,000 from the former Susquehanna operations. Brokerage and insurance revenue increased $281,000, service charges on deposit accounts increased $172,000, other noninterest income increased $159,000, net gains from sale of loans increased $150,000, and loan servicing fees, net increased $118,000 from the third quarter 2025.

◾	Noninterest expense, excluding merger-related expenses of $6,891,000, totaled $23,268,000 in the fourth quarter of 2025, an increase of $4,761,000 from the similarly adjusted total for the third quarter of 2025. The increase in noninterest expense resulted mainly from the Susquehanna acquisition. Other significant variances included the following:

➢	Salaries and employee benefits expense of $13,267,000 increased $1,974,000, including the impact of the Susquehanna acquisition offset by a decrease of $256,000 in cash and stock-based compensation expense.
➢	Professional fees of $1,291,000 increased $846,000 from third quarter 2025 including consulting fees totaling $757,000 related to contract renegotiations with technology core system and operations providers.
➢	Other noninterest expense of $3,284,000 increased $788,000 from the third quarter 2025 as core deposit intangible amortization expense increased $773,000 related to core deposits assumed from Susquehanna.
◾	The income tax provision of $926,000, or 17.2% of pre-tax income for the fourth quarter 2025 decreased $538,000 from $1,464,000, or 18.3% of pre-tax income, for the third quarter 2025 reflecting a decrease in pre-tax income for the quarter.

Fourth Quarter 2025 as Compared to Fourth Quarter 2024

Fourth quarter 2025 net income was $4,466,000, or $0.25 per diluted share, as compared to $8,174,000, or $0.53 per diluted share, in the fourth quarter 2024. As described above, excluding the effects of merger-related expenses, adjusted earnings (non-GAAP) per share were $0.56 per diluted share for the fourth quarter 2025. Significant variances were as follows:

◾	Net interest income of $28,473,000 in the fourth quarter 2025 was $8,000,000 higher than in the fourth quarter 2024, including the benefit of income from growth in net earning assets resulting from the Susquehanna merger.

The net interest margin increased to 3.84% in the fourth quarter 2025 from 3.30% in the fourth quarter 2024. The interest rate spread increased 0.72%, as the average yield on earning assets increased 0.22% while the average rate on interest-bearing liabilities decreased 0.50%. Average total earning assets increased $471,115,000 from the fourth quarter 2024, as average total loans receivable increased $452,332,000, including the impact of loans acquired from Susquehanna, and average available-for-sale debt securities increased $85,134,000 while average interest-bearing due from banks decreased $67,232,000. As discussed above, the majority of Susquehanna’s debt securities were subsequently sold after the completion of the acquisition, and a significant portion of the proceeds were used to purchase available-for-sale debt securities, contributing to an increase in the average yield to 3.03% from 2.52%. Average total deposits increased $502,113,000, including the impact of deposits assumed from Susquehanna, while average brokered deposits decreased $30,357,000. Average total borrowed funds decreased $44,502,000.
◾	As discussed in more detail above, the provision for credit losses was $2,163,000 for the fourth quarter 2025, compared to a credit for credit losses of $531,000 in the fourth quarter 2024. In the fourth quarter 2025, net charge-offs totaled $884,000 or 0.15% (annualized) of average loans receivable compared to net charge-offs of $14,000 or 0.00% (annualized) of average loans receivable in the fourth quarter 2024. The ACL as a percentage of gross loans receivable was 1.32% at December 31, 2025, an increase from 1.06% at December 31, 2024. The increase in the ACL included an additional allowance of $7,074,000 for loans recorded as part of the Susquehanna acquisition.

◾	Noninterest income, excluding gains on available-for-sale debt securities, of $8,360,000 in the fourth quarter 2025 increased $813,000 from the fourth quarter 2024 result, including $665,000 of noninterest income resulting from the Susquehanna acquisition. Net gains from sale of loans increased $186,000, other noninterest income increased $170,000, interchange revenue from debit card transactions increased $161,000 and service charges on deposit accounts increased $112,000 from the fourth quarter 2024.

◾	Noninterest expense, excluding merger-related expenses of $6,891,000, totaled $23,268,000 in the fourth quarter of 2025, an increase of $4,838,000 from the fourth quarter of 2024. The increase in noninterest expense resulted mainly from the Susquehanna acquisition. Other significant variances included the following:

➢	Other noninterest expense of $3,284,000 increased $859,000 from the fourth quarter 2025 as core deposit intangible amortization expense increased $773,000 related to core deposits assumed from Susquehanna.
➢	Professional fees of $1,291,000 increased $741,000 from third quarter 2025, including consulting fees totaling $757,000 related to contract renegotiations with technology core system and operations providers.
◾	The income tax provision of $926,000, or 17.2% of pre-tax income for the fourth quarter 2025 decreased $1,021,000 from $1,947,000, or 19.2% of pre-tax income, for the fourth quarter reflecting a decrease in pre-tax income for the quarter.

Year Ended December 31, 2025 as Compared to Year Ended December 31, 2024

Net income for the year ended December 31, 2025 was $23,427,000 or $1.46 per diluted share, as compared to $25,958,000, or $1.69 per diluted share, for the year ended December 31, 2024. Excluding the impact of merger-related expenses, net of tax, adjusted earnings (non-GAAP) for the year ended December 31, 2025 were $29,777,000 or $1.85 per diluted share. Significant variances were as follows:

◾	Net interest income totaled $91,853,000 for the year ended December 31, 2025, an increase of $12,738,000 from 2024 including the benefit of three months of income from growth in net earning assets resulting from the Susquehanna merger. Average total loans increased $137,995,000 or 7.3% and average total deposits increased $170,215,000, or 8.3%. Average brokered deposits decreased $50,415,000 to $11,123,000 for the year ended December 31, 2025 from $61,538,000 for the year ended December 31, 2024, while average total borrowed funds decreased $44,254,000. The net interest margin was 3.61% for the year ended December 31, 2025, up from 3.30% in the corresponding period of 2024. The interest rate spread increased 0.38%, as the average rate on interest-bearing liabilities was 0.25% lower while the average yield on earning assets increased 0.13%.

◾	For the year ended December 31, 2025, the provision for credit losses was $6,073,000, up from $2,195,000 in 2024. The provision for the year ended December 31, 2025 included the impact of increases in the ACL related to changes in qualitative factors. The ACL increased $11,013,000, to 1.32% of loans receivable at December 31, 2025 as compared to 1.06% at December 31, 2024, including the impact of an increase in the ACL attributable to the Susquehanna acquisition and an increase related to changes in qualitative factors. For the year ended December 31, 2025, net charge-offs totaled $1,617,000, or 0.08% of average loans receivable as compared to net charge-offs for 2024 of $1,603,000, or 0.09% of average loans receivable.

◾	Noninterest income, excluding realized gains on available-for-sale debt securities, totaled $30,814,000 for the year ended December 31, 2025, up $1,605,000 from the total for the year ended December 31, 2024 including the impact from the Susquehanna acquisition of $665,000 in noninterest income. Significant variances included the following:
➢	Other noninterest income of $5,637,000 increased $407,000 including increases in credit enhancement fees of $117,000, income from merchant services of $66,000, interchange revenue from credit cards of $65,000, income from tax credits related to donations of $51,000 and letter of credit fees of $49,000.

➢	Interchange revenue from debit card transactions of $4,623,000 increased $347,000, including an increase in volume-related incentive income.

➢	Net gains from sale of loans of $1,483,000 increased $325,000, reflecting an increase in volume of residential mortgage loans sold and includes the impact of $146,000 in net gains from sale of loans resulting from the Susquehanna acquisition.

➢	Trust revenue of $8,212,000 increased $284,000, consistent with appreciation in the trading prices of many U.S. equity securities and included an increase in estate fees.

◾	Noninterest expense, excluding merger-related expenses of $7,940,000, totaled $80,049,000 for the year ended December 31, 2025, an increase of $5,791,000 from the total for the year ended December 31, 2024. The increase in noninterest expense included the impact of the Susquehanna acquisition. Other significant variances included the following:

➢	Salaries and employee benefits expense of $47,386,000 increased $2,456,000, including the impact of the Susquehanna acquisition and an increase of $387,000 in cash and stock-based incentive compensation.
➢	Other noninterest expense of $11,535,000 increased $1,174,000. Within this category, other significant variances included the following:
◾	Core deposit intangible amortization expense increased $808,000, including $773,000 related to core deposits assumed from Susquehanna.
◾	In 2025, there was a reduction in expense associated with the defined benefit postretirement medical benefit plan of $65,000. In comparison, in 2024, there was a reduction in expense of $527,000 related to the defined benefit postretirement medical benefit plan, including a curtailment gain of $469,000.
◾	Legal fees unrelated to merger activity totaled $299,000 for the year ended December 31, 2025, a decrease of $305,000 from the total for 2024.
◾	The income tax provision of $5,216,000, or 18.2% of pre-tax income for the year ended December 31 2025 decreased $697,000 from $5,913,000, or 18.6% of pre-tax income for the year ended December 31, 2024. The decrease in income tax provision was consistent with the decrease in pre-tax income of $3,228,000.

Other Information:

Changes in other unaudited financial information were as follows:

◾	Total assets were $3,132,469,000 at December 31, 2025 up from $2,664,033,000 at September 30, 2025 and up from $2,610,653,000 at December 31, 2024.
◾	Cash and due from banks totaled $46,056,000 at December 31, 2025, down from $123,090,000 at September 30, 2025 and $126,174,000 at December 31, 2024.
◾	The fair value of available-for-sale debt securities at December 31, 2025 was lower than the amortized cost basis by $29,685,000 or 5.5%. In comparison, the aggregate unrealized loss position was $33,786,000 or 7.5% lower than the amortized cost basis at September 30, 2025 and $47,543,000 or 10.0% lower than the amortized cost basis at December 31, 2024.. The volatility in the fair value of the portfolio has resulted from changes in interest rates. Management reviewed the available-for-sale debt securities as of December 31, 2025 and concluded, as of such date, that there were no credit-related declines in fair value and no allowance for credit losses was recorded as of December 31, 2025.
◾	Gross loans receivable totaled $2,354,365,000 at December 31, 2025, an increase of $409,258,000 from total loans at September 30, 2025 and an increase of $458,517,000 from total loans at December 31, 2024 including $393,587,000 of gross loans receivable, net of purchase accounting adjustments, recorded effective October 1, 2025 due to acquisition of Susquehanna. In comparing outstanding balances at December 31, 2025 and 2024, total commercial loans were up $376,154,000 or 26.4%, total outstanding consumer loans increased $46,422,000 or 72.6% and total residential mortgage loans increased $35,941,000 or 8.8%. The outstanding balance of residential mortgage loans originated and serviced by C&N that have been sold to third parties was $450,120,000 at December 31, 2025, up $120,354,000 from the total at December 31, 2024, reflecting the impact of servicing obligations assumed on such loans that had been sold by Susquehanna prior to the merger.
◾	At December 31, 2025, the recorded investment in non-owner occupied commercial real estate loans for which the primary purpose is utilization of office space by third parties was $125,175,000, or 5.3% of gross loans receivable. Within this segment there were two loans with a total amortized cost basis of $2,787,000 in nonaccrual status with no individual allowances and the remainder of the non-owner occupied commercial real estate loans with a primary purpose of office space utilization were in accrual status with no individual allowance at December 31, 2025.
◾	Total nonperforming assets as a percentage of total assets was 1.06% at December 31, 2025, up from 1.02% at September 30, 2025 and 0.92% at December 31, 2024. Total nonperforming assets were $33,113,000 at December 31, 2025, up from $27,189,000 at September 30, 2025 and $24,142,000 at December 31, 2024, including the impact of nonaccrual PCD loans a acquired as part of the merger with a total amortized cost basis of $6,762,000 at December 31, 2025.
◾	Deposits totaled $2,564,716,000 at December 31, 2025, up $398,981,000 from September 30, 2025 and $470,807,000 from December 31, 2024. Deposits of $501,488,000 were assumed from Susquehanna, effective October 1, 2025. After the impact of the initial balances of deposits assumed from Susquehanna, total deposits were down $102,507,000 at December 31, 2025, mainly due to seasonal declines in balances maintained by municipal customers. At December 31, 2025, C&N’s estimated uninsured deposits totaled $811.2 million, or 31.4% of the Bank’s total deposits, as compared to $696.5 million, or 31.9% of the Bank’s total deposits at September 30, 2025 and $632.8 million, or 30.0% of the Bank’s total deposits at December 31, 2024. Included in uninsured deposits are deposits collateralized by securities (almost exclusively municipal deposits) totaling $172.6 million, or 6.7% of the Bank’s total deposits, at December 31, 2025 as compared to $162.0 million, or 7.7% of the Bank’s total deposits at December 31, 2024.
◾	C&N maintained highly liquid sources of available funds totaling $1.206 billion at December 31, 2025, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $785.8 million, unused availability on the Federal Reserve Bank of Philadelphia’s discount window of $25.5 million, available federal funds lines with other banks of $75 million and available-for-sale debt securities with a fair value in excess of collateral obligations of $319.6 million. At December 31, 2025, available funding from these sources totaled 148.7% of uninsured deposits, and 188.8% of uninsured and uncollateralized deposits.
◾	The outstanding balance of borrowed funds, including Federal Home Loan Bank advances, repurchase agreements, senior notes and subordinated debt, totaled $189,742,000 at December 31, 2025, up $15,488,000 from September 30, 2025 and down $17,957,000 from December 31, 2024.

◾	Total stockholders’ equity was $341,714,000 at December 31, 2025, up from $293,959,000 at September 30, 2025 and $275,284,000 at December 31, 2024. Effective October 1, 2025, C&N recorded a net increase in stockholders’ equity of $44,388,0000 from the issuance of common stock to the former Susquehanna stockholders. Within stockholders’ equity, the portion of accumulated other comprehensive loss related to available-for-sale debt securities was $23,154,000 at December 31, 2025, $26,352,000 at September 30, 2025 and $37,084,000 at December 31, 2024. The volatility in stockholders’ equity related to accumulated other comprehensive loss from available-for-sale debt securities has been caused by fluctuations in interest rates including overall increases in rates as compared to market rates when most of C&N’s securities were purchased. Accumulated other comprehensive loss is excluded from C&N’s regulatory capital ratios.
◾	On September 25, 2023, C&N announced a treasury stock repurchase program with no expiration that can be suspended or terminated by the Board of Directors, in its sole discretion. Under this program, C&N is authorized to repurchase up to 750,000 shares of its common stock. During the three-month period and the year ended December 31, 2025, 501 shares were repurchased for a total cost of $9,534, at an average price of $19.03 per share. At December 31, 2025, there were 723,465 shares available to be repurchased under the program.
◾	Citizens & Northern Corporation and Citizens & Northern Bank are subject to various regulatory capital requirements. At December 31, 2025, Citizens & Northern Corporation and Citizens & Northern Bank maintained regulatory capital ratios that exceeded all capital adequacy requirements and were classified as well-capitalized.
◾	Trust assets under management by C&N’s Wealth Management Group were $1,468,691,000 at December 31, 2025, up from $1,436,257,000 at September 30, 2025, and up 9.0% from $1,347,853,000 at December 31, 2024. Fluctuations in values of assets under management reflect the impact of market volatility.
◾	Under U.S. GAAP, interest income on tax-exempt securities and loans is reported at applicable nominal amounts, with the tax benefit accounted for as a reduction in the income tax provision. C&N presents certain analyses and ratios with net interest income determined on a fully taxable-equivalent basis, which are non-GAAP financial measures as presented. C&N believes presentation of net interest income on a fully taxable-equivalent basis provides investors with meaningful information for purposes of comparing the returns on tax-exempt securities and loans with returns on taxable securities and loans. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $233,000, $218,000 and $217,000 for the fourth quarter 2025, third quarter 2025 and fourth quarter 2024, respectively. The excess of net interest income on a fully taxable-equivalent basis over the amounts reported under U.S. GAAP was $882,000 for the year ended December 31, 2025 and $819,000 for the year ended December 31, 2024.

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania, which operates 35 banking offices located in Bradford, Bucks, Cameron, Chester, Lancaster, Lycoming, McKean, Northumberland, Potter, Snyder, Sullivan, Tioga, Union and York Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions that are intended to identify forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, and are not guarantees of future performance.  Actual results may differ materially from those expressed in forward-looking statements. Factors that may affect future financial results include, without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; the potential for adverse developments in the banking industry that could have a negative impact on customer confidence, sources of liquidity and capital funding, and regulatory responses to such developments; C&N’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in C&N’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; information security breach or other technology difficulties or failures; changes in accounting principles, or the application of generally accepted accounting principles; fraud and cyber malfunction risks as usage of artificial intelligence continues to expand; the integration of Susquehanna’s business and operations with those of C&N may divert the attention of the management teams of C&N and Susquehanna and cause a loss in the momentum of their ongoing businesses or have unanticipated adverse results on C&N’s or Susquehanna existing businesses, may take longer than anticipated and may be more costly than anticipated; the anticipated cost savings, operational efficiencies and other synergies of the Susquehanna merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the Susquehanna merger may be greater than expected; success of C&N in Susquehanna’s geographic market area will require C&N to attract and retain key personnel in the market and to differentiate C&N from its competitors in the market; and Risk Factors identified in C&N’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Supplemental, Unaudited Financial Information

CONDENSED, CONSOLIDATED EARNINGS INFORMATION

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	4TH	4TH
	QUARTER	QUARTER
	2025	2024	$ Incr. (Decr.)	% Incr. (Decr.)
Interest and Dividend Income	$41,404	$33,329	$8,075	24.23%
Interest Expense	12,931	12,856	75	0.58%
Net Interest Income	28,473	20,473	8,000	39.08%
Provision (Credit) for Credit Losses	1,320	(531)	1,851	(348.59)%
Net Interest Income After Provision (Credit) for Credit Losses	27,153	21,004	6,149	29.28%
Noninterest Income	8,360	7,547	813	10.77%
Net Realized Gains on Available-for-sale Debt Securities	38	0	38	N/A
Merger-related Expenses	6,891	0	6,891	N/A
Other Noninterest Expenses	23,268	18,430	4,838	26.25%
Income Before Income Tax Provision	5,392	10,121	(4,729)	(46.72)%
Income Tax Provision	926	1,947	(1,021)	(52.44)%
Net Income	$4,466	$8,174	$(3,708)	(45.36)%
Net Income Attributable to Common Shares (1)	$4,437	$8,103	$(3,666)	(45.24)%
PER COMMON SHARE DATA:
Net Income - Basic and Diluted	$0.25	$0.53	$(0.28)	(52.83)%
Dividends Per Share	$0.28	$0.28	$0.00	0.00%
Number of Shares Used in Computation - Basic and Diluted	17,665,099	15,287,462

	YEAR ENDED
	DECEMBER 31,
	2025	2024	$ Incr. (Decr.)	% Incr. (Decr.)
Interest and Dividend Income	$139,217	$128,078	$11,139	8.70%
Interest Expense	47,364	48,963	(1,599)	(3.27)%
Net Interest Income	91,853	79,115	12,738	16.10%
Provision for Credit Losses	6,073	2,195	3,878	176.67%
Net Interest Income After Provision for Credit Losses	85,780	76,920	8,860	11.52%
Noninterest Income	30,814	29,209	1,605	5.49%
Net Realized Gains on Available-for-sale Debt Securities	38	0	38	N/A
Merger-related Expenses	7,940	0	7,940	N/A
Other Noninterest Expenses	80,049	74,258	5,791	7.80%
Income Before Income Tax Provision	28,643	31,871	(3,228)	(10.13)%
Income Tax Provision	5,216	5,913	(697)	(11.79)%
Net Income	$23,427	$25,958	$(2,531)	(9.75)%
Net Income Attributable to Common Shares (1)	$23,245	$25,747	$(2,502)	(9.72)%
PER COMMON SHARE DATA:
Net Income - Basic and Diluted	$1.46	$1.69	$(0.23)	(13.61)%
Dividends Per Share	$1.12	$1.12	$0.00	0.00%
Number of Shares Used in Computation - Basic and Diluted	15,949,789	15,262,504

(1)	Basic and diluted net income per common share are determined based on net income less earnings allocated to nonvested restricted shares with nonforfeitable dividends.

N/A Not applicable

CONDENSED, CONSOLIDATED BALANCE SHEET DATA

(Dollars In Thousands)

(Unaudited)

	December 31,	December 31,
	2025	2024	$ Incr. (Decr.)	% Incr. (Decr.)
ASSETS
Cash & Due from Banks	$46,056	$126,174	$(80,118)	(63.50)%
Available-for-sale Debt Securities	506,575	402,380	104,195	25.89%
Loans, Net	2,323,317	1,875,813	447,504	23.86%
Bank-Owned Life Insurance	61,094	51,214	9,880	19.29%
Bank Premises and Equipment, Net	27,755	21,338	6,417	30.07%
Intangible Assets	74,884	54,585	20,299	37.19%
Other Assets	92,788	79,149	13,639	17.23%
TOTAL ASSETS	$3,132,469	$2,610,653	$521,816	19.99%

LIABILITIES
Deposits	$2,564,716	$2,093,909	$470,807	22.48%
Borrowed Funds - Federal Home Loan Bank and Repurchase Agreements	149,553	167,939	(18,386)	(10.95)%
Senior Notes, Net	14,970	14,899	71	0.48%
Subordinated Debt, Net	24,949	24,831	118	0.48%
Other Liabilities	36,567	33,791	2,776	8.22%
TOTAL LIABILITIES	2,790,755	2,335,369	455,386	19.50%

STOCKHOLDERS' EQUITY
Common Stockholders' Equity, Excluding Accumulated
Other Comprehensive Loss	364,509	312,045	52,464	16.81%
Accumulated Other Comprehensive Loss:
Net Unrealized Losses on Available-for-sale Debt Securities	(23,154)	(37,084)	13,930	(37.56)%
Defined Benefit Plans	359	323	36	11.15%
TOTAL STOCKHOLDERS' EQUITY	341,714	275,284	66,430	24.13%
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,132,469	$2,610,653	$521,816	19.99%

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	FOR THE
	THREE MONTHS ENDED		%
	December 31,		INCREASE
	2025	2024	(DECREASE)
EARNINGS PERFORMANCE- U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")
Net Income	$4,466	$8,174	(45.36)%
Return on Average Assets (Annualized)	0.56%	1.24%	(54.84)%
Return on Average Equity (Annualized)	5.23%	11.87%	(55.94)%

EARNINGS PERFORMANCE- ADJUSTED FOR MERGER-RELATED EXPENSES- NON-GAAP (a)
Adjusted Net Income	$9,996	$8,174	22.29%
Adjusted Return on Average Assets (Annualized)	1.26%	1.24%	1.61%
Adjusted Return on Average Equity (Annualized)	11.68%	11.87%	(1.60)%

PRE-TAX, PRE-PROVISION NET REVENUE ("PPNR") - NON-GAAP (b)
PPNR	$14,445	$9,807	47.29%
PPNR (Annualized) as a % of Average Assets	1.82%	1.48%	22.97%
PPNR (Annualized) as a % of Average Equity	16.93%	14.24%	18.89%

	AS OF OR FOR THE
	YEAR ENDED		%
	December 31,		INCREASE
	2025	2024	(DECREASE)
EARNINGS PERFORMANCE -GAAP
Net Income	$23,427	$25,958	(9.75)%
Return on Average Assets (Annualized)	0.85%	1.00%	(15.00)%
Return on Average Equity (Annualized)	7.87%	9.76%	(19.36)%

EARNINGS PERFORMANCE- ADJUSTED FOR MERGER-RELATED EXPENSES- NON-GAAP (a)
Adjusted Net Income	$29,777	$25,958	14.71%
Adjusted Return on Average Assets (Annualized)	1.09%	1.00%	9.00%
Adjusted Return on Average Equity (Annualized)	10.00%	9.76%	2.46%

PPNR - NON-GAAP (b)
PPNR	$44,147	$34,885	26.55%
PPNR (Annualized) as a % of Average Assets	1.61%	1.35%	19.26%
PPNR (Annualized) as a % of Average Equity	14.83%	13.12%	13.03%

BALANCE SHEET HIGHLIGHTS
Total Assets	$3,132,469	$2,610,653	19.99%
Available-for-Sale Debt Securities	506,575	402,380	25.89%
Loans, Net	2,323,317	1,875,813	23.86%
Allowance for Credit Losses:
Allowance for Credit Losses on Loans	31,048	20,035	54.97%
Allowance for Credit Losses on Off-Balance Sheet Exposures	1,028	455	125.93%
Deposits	2,564,716	2,093,909	22.48%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold with Servicing Retained	$450,120	$329,766	36.50%
Trust Assets Under Management	1,468,691	1,347,853	8.97%

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS (Continued)

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	AS OF OR FOR THE
	YEAR ENDED		%
	December 31,		INCREASE
	2025	2024	(DECREASE)
STOCKHOLDERS' VALUE (PER COMMON SHARE)
Net Income - Basic and Diluted	$1.46	$1.69	(13.61)%
Net Income - Basic and Diluted-Adjusted for Merger Related Expenses- NON-GAAP (a)	$1.85	$1.69	9.47%
Dividends	$1.12	$1.12	0.00%
Common Book Value	$19.17	$17.84	7.46%
Tangible Common Book Value - NON-GAAP (c)	$15.11	$14.33	5.44%
Market Value (Last Trade)	$20.17	$18.60	8.44%
Market Value / Common Book Value	105.22%	104.26%	0.92%
Market Value / Tangible Common Book Value - NON-GAAP (c)	133.49%	129.80%	2.84%
Price Earnings Multiple	13.82	11.01	25.52%
Dividend Yield (Annualized)	5.55%	6.02%	(7.81)%
Common Shares Outstanding, End of Period	17,823,444	15,433,494	15.49%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets (c)	8.80%	8.65%	1.73%
Nonperforming Assets / Total Assets	1.06%	0.92%	15.22%
Allowance for Credit Losses / Total Loans	1.32%	1.06%	24.53%
Total Risk Based Capital Ratio (d)	14.47%	15.95%	(9.28)%
Tier 1 Risk Based Capital Ratio (d)	12.18%	13.56%	(10.18)%
Common Equity Tier 1 Risk Based Capital Ratio (d)	12.18%	13.56%	(10.18)%
Leverage Ratio (d)	9.33%	9.80%	(4.80)%

AVERAGE BALANCES
Average Assets	$2,743,384	$2,583,106	6.20%
Average Equity	$297,641	$265,884	11.94%

EFFICIENCY RATIO - NON-GAAP (e)
Net Interest Income on a Fully Taxable-Equivalent Basis (e)	$92,735	$79,934	16.01%
Noninterest Income, Excluding Net Realized Gain on Available-for-sale Debt Securities	30,814	29,209	5.49%
Total (1)	$123,549	$109,143	13.20%
Noninterest Expense, Excluding Merger-Related Expenses and Profession Fees- Core System Contract Negotiations (2)	$79,402	$74,258	6.93%
Efficiency Ratio = (2)/(1)	64.27%	68.04%	(5.54)%
(a)	The impact of the merger-related expense, net of tax has been added to the adjusted earnings and used in the calculation of the adjusted average return on assets, adjusted average return on equity and net income per basic and diluted share. Management believes disclosure of unaudited earnings results, adjusted to exclude the impact of the merger-related expense, net of tax, provides useful information for comparative purposes. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. A reconciliation of this non-GAAP measure to the comparable GAAP measure is provided below under the table “Adjusted Ratios for Merger-Related Expenses - NON- GAAP RECONCILIATION.”
(b)	PPNR includes net interest income plus noninterest income minus total noninterest expense but excludes provision (credit) for credit losses, realized gains or losses on securities, the income tax provision and merger-related expenses and other nonrecurring items included in earnings. Management believes disclosure of PPNR provides useful information for evaluating C&N’s financial performance without the impact of realized gains or losses on securities or unusual items or events that may obscure trends in C&N’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. A reconciliation of this non-GAAP measure to the comparable GAAP measure is provided below under the table “PPNR- NON- GAAP RECONCILIATION.”

(c)	Tangible common book value per share, tangible common equity as a percentage of tangible assets and market value as a percentage of tangible common book value are non-GAAP ratios. Management believes this non-GAAP information is helpful in evaluating the strength of the C&N's capital and in providing an alternative, conservative valuation of C&N's net worth. The ratios shown above are based on the following calculations of tangible assets and tangible common equity:

	December 31,
	2025	2024
Total Assets	$3,132,469	$2,610,653
Less: Intangible Asset, Goodwill	(63,311)	(52,505)
Less: Intangible Asset, Core Deposit Intangibles, net	(11,573)	(2,080)
Related Tax Effect on Core Deposit Intangibles, net	2,546	458
Tangible Assets	$3,060,131	$2,556,526
Total Stockholders' Equity	$341,714	$275,284
Less: Intangible Asset, Goodwill	(63,311)	(52,505)
Less: Intangible Asset, Core Deposit Intangibles, net	(11,573)	(2,080)
Related Tax Effect on Core Deposit Intangibles, net	2,546	458
Tangible Common Equity (3)	$269,376	$221,157

Common Shares Outstanding, End of Period (4)	17,823,444	15,433,494
Tangible Common Book Value per Share = (3)/(4)	$15.11	$14.33

(d)Capital ratios for the most recent period are estimated.

(e)The efficiency ratio is a non-GAAP ratio that is calculated as shown above.  For purposes of calculating the efficiency ratio, net interest income on a fully taxable-equivalent basis includes amounts of interest income on tax-exempt securities and loans that have been increased to a fully taxable-equivalent basis, using C&N's marginal federal income tax rate of 21%. A reconciliation of net interest income under U.S. GAAP as compared to net interest income as adjusted to a fully taxable-equivalent basis is provided below under the table “COMPARISON OF INTEREST INCOME AND EXPENSE.” In the calculation above, Management excluded merger-related expenses and professional fees related to core system contract negotiations due to the nonrecurring nature of these expenses.

QUARTERLY CONDENSED, CONSOLIDATED

INCOME STATEMENT INFORMATION

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	For the Three Months Ended:
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Interest and dividend income	$41,404	$33,650	$32,454	$31,709	$33,329
Interest expense	12,931	11,387	11,312	11,734	12,856
Net interest income	28,473	22,263	21,142	19,975	20,473
Provision (credit) for credit losses	1,320	2,163	2,354	236	(531)
Net interest income after provision (credit) for credit losses	27,153	20,100	18,788	19,739	21,004
Noninterest income	8,360	7,304	8,142	7,008	7,547
Net realized gains on available-for-sale debt securities	38	0	0	0	0
Merger-related expenses	6,891	882	167	0	0
Other noninterest expenses	23,268	18,507	19,231	19,043	18,430
Income before income tax provision	5,392	8,015	7,532	7,704	10,121
Income tax provision	926	1,464	1,415	1,411	1,947
Net income	$4,466	$6,551	$6,117	$6,293	$8,174
Net income attributable to common shares	$4,437	$6,498	$6,068	$6,242	$8,103
Basic and diluted earnings per common share	$0.25	$0.42	$0.40	$0.41	$0.53

QUARTERLY CONDENSED, CONSOLIDATED

BALANCE SHEET INFORMATION

(In Thousands) (Unaudited)

	As of:
	December 31,	September 30,	June 30,	March 31,	Dec. 31,
	2025	2025	2025	2025	2024
ASSETS
Cash & Due from Banks	$46,056	$123,090	$99,619	$114,738	$126,174
Available-for-Sale Debt Securities	506,575	415,313	406,052	408,463	402,380
Loans, Net	2,323,317	1,921,633	1,897,559	1,878,260	1,875,813
Bank-Owned Life Insurance	61,094	52,614	52,138	51,671	51,214
Bank Premises and Equipment, Net	27,755	21,055	21,195	21,304	21,338
Intangible Assets	74,884	54,267	54,373	54,479	54,585
Other Assets	92,788	76,061	79,939	80,313	79,149
TOTAL ASSETS	$3,132,469	$2,664,033	$2,610,875	$2,609,228	$2,610,653

LIABILITIES
Deposits (1)	$2,564,716	$2,165,735	$2,109,776	$2,102,141	$2,093,909
Borrowed Funds - Federal Home Loan Bank and Repurchase Agreements	149,553	134,383	144,427	154,994	167,939
Senior Notes, Net	14,970	14,952	14,934	14,917	14,899
Subordinated Debt, Net	24,949	24,919	24,889	24,860	24,831
Other Liabilities	36,567	30,085	30,492	30,485	33,791
TOTAL LIABILITIES	2,790,755	2,370,074	2,324,518	2,327,397	2,335,369

STOCKHOLDERS' EQUITY
Common Stockholders' Equity, Excluding Accumulated Other Comprehensive Loss	364,509	319,985	317,031	314,521	312,045
Accumulated Other Comprehensive Loss:
Net Unrealized Losses on Available-for-sale Debt Securities	(23,154)	(26,352)	(31,017)	(33,050)	(37,084)
Defined Benefit Plans	359	326	343	360	323
TOTAL STOCKHOLDERS' EQUITY	341,714	293,959	286,357	281,831	275,284
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,132,469	$2,664,033	$2,610,875	$2,609,228	$2,610,653

(1) Brokered Deposits (Included in Total Deposits)	$3,850	$5,004	$5,005	$22,022	$24,021

AVAILABLE-FOR-SALE DEBT SECURITIES

(In Thousands)

	December 31, 2025		September 30, 2025		December 31, 2024
	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value
Obligations of the U.S. Treasury	$8,047	$7,482	$8,052	$7,429	$8,067	$7,118
Obligations of U.S. Government agencies	11,423	10,749	9,436	8,670	10,154	9,025
Bank holding company debt securities	36,103	34,076	28,963	26,291	28,958	25,246
Obligations of states and political subdivisions:
Tax-exempt	105,149	98,359	105,922	97,528	111,995	101,302
Taxable	50,306	44,152	50,373	43,862	51,147	42,506
Mortgage-backed securities issued or guaranteed by U.S. Government agencies or sponsored agencies:
Residential pass-through securities	148,865	143,921	107,771	101,935	104,378	94,414
Residential collateralized mortgage obligations	65,782	63,707	54,678	52,420	53,389	49,894
Commercial mortgage-backed securities	99,095	92,631	72,433	65,697	73,470	64,501
Private label commercial mortgage-backed securities	3,490	3,489	3,471	3,471	8,365	8,374
Asset-backed securities,
Collateralized loan obligations	8,000	8,009	8,000	8,010	0	0
Total Available-for-Sale Debt Securities	$536,260	$506,575	$449,099	$415,313	$449,923	$402,380

SUMMARY OF LOANS BY TYPE

(Excludes Loans Held for Sale)

(In Thousands)

	December 31,	September 30,	December 31,
	2025	2025	2024
Commercial real estate - non-owner occupied:
Non-owner occupied	$569,974	$497,295	$471,171
Multi-family (5 or more) residential	160,284	108,376	105,174
1-4 Family - commercial purpose	197,480	159,695	163,220
Total commercial real estate - non-owner occupied	927,738	765,366	739,565
Commercial real estate - owner occupied	311,792	260,365	261,071
All other commercial loans:
Commercial and industrial	128,679	112,667	96,665
Commercial lines of credit	139,727	133,726	120,078
Political subdivisions	96,349	82,728	94,009
Commercial construction and land	123,887	100,015	92,741
Other commercial loans	71,895	20,039	19,784
Total all other commercial loans	560,537	449,175	423,277
Residential mortgage loans:
1-4 Family - residential	411,827	369,452	383,797
1-4 Family residential construction	32,123	27,358	24,212
Total residential mortgage	443,950	396,810	408,009
Consumer loans:
Consumer lines of credit (including HELCs)	94,060	58,888	47,196
All other consumer	16,288	14,503	16,730
Total consumer	110,348	73,391	63,926
Total	2,354,365	1,945,107	1,895,848
Less: allowance for credit losses on loans	(31,048)	(23,474)	(20,035)
Loans, net	$2,323,317	$1,921,633	$1,875,813

NON-OWNER OCCUPIED COMMERCIAL REAL ESTATE

(In Thousands)

Loan Type	December 31,	% of Non-owner	% of
	2025	Occupied CRE	Total Loans
Office	$125,175	22.0%	5.3%
Retail	104,513	18.3%	4.4%
Industrial	99,476	17.5%	4.2%
Hotels	82,692	14.5%	3.5%
Mixed Use	64,390	11.3%	2.7%
Self Storage Facilities	55,434	9.7%	2.4%
Other	38,294	6.7%	1.6%
Total Non-owner Occupied CRE Loans	$569,974
Total Gross Loans	$2,354,365

PAST DUE LOANS AND NONPERFORMING ASSETS

(Dollars In Thousands)

	December 31, 2025			September 30,	June 30,	December 31,
	PCD Loans (1)	Non PCD Loans	Total	2025	2025	2024
Collateral dependent loans with a valuation allowance	$5,138	$263	$5,401	$263	$239	$258
Collateral dependent loans without a valuation allowance	5,553	21,474	27,027	21,174	20,957	29,867
Total collateral dependent loans	$10,691	$21,737	$32,428	$21,437	$21,196	$30,125

Total loans past due 30-89 days and still accruing	$5,810	$12,499	$18,309	$2,509	$1,721	$5,658

Nonperforming assets:
Total nonaccrual loans	$6,762	$26,074	$32,836	$25,762	$25,190	$23,842
Total loans past due 90 days or more and still accruing	0	88	88	1,025	86	119
Total nonperforming loans	6,762	26,162	32,924	26,787	25,276	23,961
Foreclosed assets held for sale (real estate)	0	189	189	402	402	181
Total nonperforming assets	$6,762	$26,351	$33,113	$27,189	$25,678	$24,142

Total nonperforming loans as a % of total loans			1.40%	1.38%	1.32%	1.26%
Total nonperforming assets as a % of assets			1.06%	1.02%	0.98%	0.92%
Allowance for credit losses as a % of total loans			1.32%	1.21%	1.13%	1.06%
(1)	Loans acquired in the Susquehanna merger with more than insignificant deterioration of credit quality since origination are accounted for as purchase financed assets with credit deterioration (“PCD”). Loans in nonaccrual status or risk rated special mention or substandard at October 1, 2025 are considered PCD Loans. The amortized cost basis of PCD loans totaled $23,646,000 at December 31, 2025.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LOANS

(In Thousands)

	3 Months	3 Months	3 Months	Year	Year
	Ended	Ended	Ended	Ended	Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Balance, beginning of period	$23,474	$21,699	$20,442	$20,035	$19,208
Allowance recorded in business combination	7,074	0	0	7,074	0
Charge-offs	(905)	(122)	(32)	(1,726)	(1,716)
Recoveries	21	28	18	109	113
Net charge-offs	(884)	(94)	(14)	(1,617)	(1,603)
Provision for credit losses on loans	1,384	1,869	(393)	5,556	2,430
Balance, end of period	$31,048	$23,474	$20,035	$31,048	$20,035

Net charge-offs as a % of average gross loans				0.08%	0.09%

ANALYSIS OF THE PROVISION (CREDIT) FOR CREDIT LOSSES

(In Thousands)

	3 Months	3 Months	3 Months	Year	Year
	Ended	Ended	Ended	Ended	Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Provision (credit) for credit losses:
Loans receivable	$1,384	$1,869	$(393)	$5,556	$2,430
Off-balance sheet exposures	(64)	294	(138)	517	(235)
Total provision (credit) for credit losses	$1,320	$2,163	$(531)	$6,073	$2,195

PPNR NON- GAAP RECONCILIATION

(In Thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Adjusted Ratios for Merger-Related Expense:	2025	2025	2024	2025	2024
Net Income (GAAP)	$4,466	$6,551	$8,174	$23,427	$25,958
Add: Provision for income taxes	926	1,464	1,947	5,216	5,913
Add: Provision (credit) for credit losses	1,320	2,163	(531)	6,073	2,195
Less: Realized gains on available-for-sale securities debt securities	(38)	0	0	(38)	0
Add: Merger-related expenses	6,891	882	0	7,940	0
Add: Professional fees expense - core system contract negotiation	647	0	0	647	0
Add: Adjustments to reflect net interest income on a fully taxable-equivalent basis	233	218	217	882	819
PPNR (non-GAAP)	$14,445	$11,278	$9,807	$44,147	$34,885

ADJUSTED RATIOS FOR MERGER-RELATED EXPENSES - NON-GAAP RECONCILIATION

(In Thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Calculation of Adjusted Net Income:	2025	2025	2024	2025	2024
Net Income (GAAP) (A)	$4,466	$6,551	$8,174	$23,427	$25,958
Add: Merger-related expenses (B)	6,891	882	0	7,940	0
Less: Tax effect of merger-related expenses (C)	(1,391)	(185)	0	(1,590)	0
Adjusted Net Income (D=A+B-C) - Non-GAAP	$9,966	$7,248	$8,174	$29,777	$25,958
Adjusted Net Income Attributable to Common Shares - Non-GAAP	$9,886	$7,189	$8,103	$29,546	$25,747

Number of Shares Used in Computation-Basic and Diluted - Non-GAAP	17,665,099	15,398,262	15,287,462	15,949,789	15,262,504
Net Income-Basic and Diluted per Common Share - GAAP	$0.25	$0.42	$0.53	$1.46	$1.69
Adjusted Net Income-Basic and Diluted Per Common Share - Non-GAAP	$0.56	$0.47	$0.53	$1.85	$1.69

Adjusted Ratios for Merger-Related Expenses:

Average Assets (E)	3,175,780	2,625,147	2,646,888	2,743,384	2,583,106
Return on Average Assets (=A/E ) - GAAP(1)	0.56%	1.00%	1.24%	0.85%	1.00%
Adjusted Return on Average Assets (=D/E) - Non-GAAP(1)	1.26%	1.10%	1.24%	1.09%	1.00%

Average Equity (F)	341,300	287,860	275,450	297,641	265,884
Return on Average Equity (=A/F) - GAAP(1)	5.23%	9.10%	11.87%	7.87%	9.76%
Adjusted Return on Average Equity (=D/F) -Non-GAAP(1)	11.68%	10.07%	11.87%	10.00%	9.76%

(1)Annualized

COMPARISON OF INTEREST INCOME AND EXPENSE

(In Thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
INTEREST INCOME
Interest-bearing due from banks	$801	$982	$1,786	$3,359	$4,307
Available-for-sale debt securities:
Taxable	3,399	2,390	2,184	10,420	8,593
Tax-exempt	654	649	644	2,609	2,531
Total available-for-sale debt securities	4,053	3,039	2,828	13,029	11,124
Loans receivable:
Taxable	35,958	29,085	28,104	120,597	110,396
Tax-exempt	787	727	795	2,985	2,944
Total loans receivable	36,745	29,812	28,899	123,582	113,340
Other earning assets	38	35	33	129	126
Total Interest Income	41,637	33,868	33,546	140,099	128,897

INTEREST EXPENSE
Interest-bearing deposits:
Interest checking	2,664	2,770	3,269	10,869	12,151
Money market	2,205	2,034	2,333	8,168	8,589
Savings	1,039	50	50	1,187	207
Time deposits	5,235	4,602	4,931	19,251	18,253
Total interest-bearing deposits	11,143	9,456	10,583	39,475	39,200
Borrowed funds:
Short-term	6	0	27	7	1,168
Long-term - FHLB advances	1,428	1,577	1,894	6,468	7,188
Senior notes, net	121	121	121	483	481
Subordinated debt, net	233	233	231	931	926
Total borrowed funds	1,788	1,931	2,273	7,889	9,763
Total Interest Expense	12,931	11,387	12,856	47,364	48,963

Net Interest Income	$28,706	$22,481	$20,690	$92,735	$79,934

Note: Interest income from tax-exempt securities and loans has been adjusted to a fully taxable-equivalent basis, using C&N’s marginal federal income tax rate of 21%. The following table is a reconciliation of net interest income under U.S. GAAP as compared to net interest income as adjusted to a fully taxable-equivalent basis.

(In Thousands)	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net Interest Income Under U.S. GAAP	$28,473	$22,263	$20,473	$91,853	$79,115
Add: fully taxable-equivalent interest income adjustment from tax-exempt securities	82	81	69	317	271
Add: fully taxable-equivalent interest income adjustment from tax-exempt loans	151	137	148	565	548
Net Interest Income as adjusted to a fully taxable-equivalent basis	$28,706	$22,481	$20,690	$92,735	$79,934

ANALYSIS OF AVERAGE DAILY BALANCES AND RATES

(Dollars in Thousands)

	3 Months		3 Months		3 Months
	Ended	Rate of	Ended	Rate of	Ended	Rate of
	12/31/2025	Return/	9/30/2025	Return/	12/31/2024	Return/
	Average	Cost of	Average	Cost of	Average	Cost of
	Balance	Funds %	Balance	Funds %	Balance	Funds %
EARNING ASSETS
Interest-bearing due from banks	$82,771	3.84%	$88,657	4.39%	$150,003	4.74%
Available-for-sale debt securities, at amortized cost:
Taxable	424,835	3.17%	337,101	2.81%	333,376	2.61%
Tax-exempt	106,361	2.44%	107,978	2.38%	112,686	2.27%
Total available-for-sale debt securities	531,196	3.03%	445,079	2.71%	446,062	2.52%
Loans receivable:
Taxable	2,255,485	6.33%	1,841,875	6.26%	1,800,732	6.21%
Tax-exempt	90,019	3.47%	84,356	3.42%	92,440	3.42%
Total loans receivable	2,345,504	6.22%	1,926,231	6.14%	1,893,172	6.07%
Other earning assets	3,028	4.98%	2,809	4.94%	2,147	6.11%
Total Earning Assets	2,962,499	5.58%	2,462,776	5.46%	2,491,384	5.36%
Cash	23,461		22,592		20,988
Unrealized loss on securities	(31,622)		(39,294)		(42,753)
Allowance for credit losses	(30,888)		(22,040)		(20,750)
Bank-owned life insurance	60,756		52,321		50,923
Bank premises and equipment	27,963		21,263		21,488
Intangible assets	75,534		54,320		54,632
Other assets	88,076		73,209		70,976
Total Assets	$3,175,779		$2,625,147		$2,646,888

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$687,936	1.54%	$545,004	2.02%	$573,133	2.27%
Money market	409,970	2.13%	376,761	2.14%	373,558	2.48%
Savings	374,431	1.10%	194,592	0.10%	193,554	0.10%
Time deposits	616,988	3.37%	499,049	3.66%	490,363	4.00%
Total interest-bearing deposits	2,089,325	2.12%	1,615,406	2.32%	1,630,608	2.58%
Borrowed funds:
Short-term	2,438	0.98%	658	0.00%	3,852	2.79%
Long-term - FHLB advances	126,069	4.49%	138,749	4.51%	169,346	4.45%
Senior notes, net	14,962	3.21%	14,944	3.21%	14,889	3.23%
Subordinated debt, net	24,935	3.71%	24,905	3.71%	24,819	3.70%
Total borrowed funds	168,404	4.21%	179,256	4.27%	212,906	4.25%
Total Interest-bearing Liabilities	2,257,729	2.27%	1,794,662	2.52%	1,843,514	2.77%
Demand deposits	539,557		510,802		496,161
Other liabilities	37,193		31,823		31,763
Total Liabilities	2,834,479		2,337,287		2,371,438
Stockholders' equity, excluding accumulated other comprehensive loss	365,646		318,175		308,472
Accumulated other comprehensive loss	(24,346)		(30,315)		(33,022)
Total Stockholders' Equity	341,300		287,860		275,450
Total Liabilities and Stockholders' Equity	$3,175,779		$2,625,147		$2,646,888
Interest Rate Spread		3.31%		2.94%		2.59%
Net Interest Income/Earning Assets		3.84%		3.62%		3.30%

Total Deposits (Interest-bearing and Demand)	$2,628,882		$2,126,208		$2,126,769
Brokered Deposits	$4,705	4.05%	$4,936	4.18%	$35,062	4.87%

(1)Annualized rates of return on tax-exempt securities and loans are presented on a fully taxable-equivalent basis, using C&N’s marginal federal income tax rate of 21%.

(2)	Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.
(3)	Rates of return on earning assets and costs of funds have been presented on an annualized basis.

ANALYSIS OF AVERAGE DAILY BALANCES AND RATES

(Dollars in Thousands)

	Year		Year
	Ended	Rate of	Ended	Rate of
	12/31/2025	Return/	12/31/2024	Return/
	Average	Cost of	Average	Cost of
	Balance	Funds %	Balance	Funds%
EARNING ASSETS
Interest-bearing due from banks	$79,863	4.21%	$86,703	4.97%
Available-for-sale debt securities, at amortized cost:
Taxable	360,179	2.89%	340,339	2.52%
Tax-exempt	108,815	2.40%	113,121	2.24%
Total available-for-sale debt securities	468,994	2.78%	453,460	2.45%
Loans receivable:
Taxable	1,931,125	6.24%	1,791,187	6.16%
Tax-exempt	87,992	3.39%	89,935	3.27%
Total loans receivable	2,019,117	6.12%	1,881,122	6.03%
Other earning assets	2,616	4.93%	2,198	5.73%
Total Earning Assets	2,570,590	5.45%	2,423,483	5.32%
Cash	22,286		22,209
Unrealized loss on securities	(39,435)		(49,520)
Allowance for credit losses	(23,484)		(20,294)
Bank-owned life insurance	54,097		51,465
Bank premises and equipment	22,987		21,765
Intangible assets	59,745		54,778
Other assets	76,598		79,220
Total Assets	$2,743,384		$2,583,106

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$578,994	1.88%	$537,233	2.26%
Money market	376,679	2.17%	358,274	2.40%
Savings	241,249	0.49%	203,129	0.10%
Time deposits	524,394	3.67%	465,882	3.92%
Total interest-bearing deposits	1,721,316	2.29%	1,564,518	2.51%
Borrowed funds:
Short-term	1,370	0.51%	22,743	5.14%
Long-term - FHLB advances	144,114	4.49%	167,181	4.30%
Senior notes, net	14,935	3.23%	14,865	3.24%
Subordinated debt, net	24,890	3.74%	24,774	3.74%
Total borrowed funds	185,309	4.26%	229,563	4.25%
Total Interest-bearing Liabilities	1,906,625	2.48%	1,794,081	2.73%
Demand deposits	506,468		493,052
Other liabilities	32,650		30,089
Total Liabilities	2,445,743		2,317,222
Stockholders' equity, excluding accumulated other comprehensive loss	328,061		304,532
Accumulated other comprehensive loss	(30,420)		(38,648)
Total Stockholders' Equity	297,641		265,884
Total Liabilities and Stockholders' Equity	$2,743,384		$2,583,106
Interest Rate Spread		2.97%		2.59%
Net Interest Income/Earning Assets		3.61%		3.30%

Total Deposits (Interest-bearing and Demand)	$2,227,784		$2,057,570
Brokered Deposits	$11,123	4.57%	$61,538	5.19%

(1)Annualized rates of return on tax-exempt securities and loans are presented on a fully taxable-equivalent basis, using C&N’s marginal federal income tax rate of 21%.

(2)	Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.
(3)	Rates of return on earning assets and costs of funds have been presented on an annualized basis.

COMPARISON OF NONINTEREST INCOME

(In Thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Trust revenue	$2,087	$2,056	$2,071	$8,212	$7,928
Brokerage and insurance revenue	771	490	682	2,313	2,271
Service charges on deposit accounts	1,643	1,471	1,531	5,976	5,867
Interchange revenue from debit card transactions	1,232	1,137	1,071	4,623	4,276
Net gains from sales of loans	558	408	372	1,483	1,158
Loan servicing fees, net	225	107	215	643	649
Increase in cash surrender value of life insurance	527	477	458	1,927	1,830
Other noninterest income	1,317	1,158	1,147	5,637	5,230
Total noninterest income, excluding realized gains on available-for-sale debt securities, net	8,360	7,304	7,547	30,814	29,209
Realized gains on available-for-sale debt securities, net	38	0	0	38	0
Total noninterest income	$8,398	$7,304	$7,547	$30,852	$29,209

COMPARISON OF NONINTEREST EXPENSE

(In Thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Salaries and employee benefits	$13,267	$11,293	$11,470	$47,386	$44,930
Net occupancy and equipment expense	1,662	1,336	1,313	5,860	5,473
Data processing and telecommunications expenses	2,751	1,939	1,891	8,742	7,768
Automated teller machine and interchange expense	544	529	348	1,863	1,818
Pennsylvania shares tax	469	469	433	1,904	1,733
Professional fees	1,291	445	550	2,759	2,175
Other noninterest expense	3,284	2,496	2,425	11,535	10,361
Total noninterest expense, excluding merger-related expenses	23,268	18,507	18,430	80,049	74,258
Merger-related expenses	6,891	882	0	7,940	0
Total noninterest expense	$30,159	$19,389	$18,430	$87,989	$74,258

LIQUIDITY INFORMATION

(In Thousands)

Available Credit Facilities	Outstanding			Available			Total Credit
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Sept. 30,	Dec. 31,
	2025	2025	2024	2025	2025	2024	2025	2025	2024
Federal Home Loan Bank of Pittsburgh	$170,922	$155,881	$188,692	$785,822	$802,213	$749,999	$971,946	$973,060	$938,691
Federal Reserve Bank Discount Window	0	0	0	25,484	25,228	18,093	25,484	25,228	18,093
Other correspondent banks	0	0	0	75,000	75,000	75,000	75,000	75,000	75,000
Total credit facilities	$170,922	$155,881	$188,692	$886,306	$902,441	$843,092	$1,072,430	$1,073,288	$1,031,784

Uninsured Deposits Information	December 31,	September 30,	December 31,
	2025	2025	2024
Total Deposits - C&N Bank	$2,584,952	$2,184,401	$2,111,547

Estimated Total Uninsured Deposits	$811,209	$696,542	$632,804
Portion of Uninsured Deposits that are
Collateralized	172,585	158,725	161,958
Uninsured and Uncollateralized Deposits	$638,624	$537,817	$470,846

Uninsured and Uncollateralized Deposits as
a % of Total Deposits	24.7%	24.6%	22.3%

Available Funding from Credit Facilities	$886,306	$902,441	$843,092
Fair Value of Available-for-sale Debt
Securities in Excess of Pledging Obligations	319,624	244,348	236,945
Highly Liquid Available Funding	$1,205,930	$1,146,789	$1,080,037

Highly Liquid Available Funding as a % of
Uninsured Deposits	148.7%	164.6%	170.7%

Highly Liquid Available Funding as a % of
Uninsured and Uncollateralized Deposits	188.8%	213.2%	229.4%